Exhibit 99.1

Media Contact: Jennifer Leggio Sourcefire 650-260-4025 jleggio@sourcefire.com	Investor Contact: Staci Mortenson ICR 203-682-8273 Staci.Mortenson@icrinc.com

SOURCEFIRE ANNOUNCES RECORD REVENUE FOR FOURTH QUARTER & FULL YEAR 2012

Fourth Quarter 2012:

•	Revenue: $67.4 million, an increase of 27% year-over-year

•	Adjusted Net Income: $8.9 million, or $0.29 per diluted share

Full Year 2012:

•	Revenue: $223.1 million, an increase of 35% year-over-year

•	Adjusted Net Income: $24.9 million, or $0.81 per diluted share

COLUMBIA, Md., February 21, 2013 – Sourcefire, Inc. (Nasdaq: FIRE), a leader in intelligent cybersecurity solutions, today announced financial results for its fiscal fourth quarter and full year ended December 31, 2012.

“Sourcefire achieved record revenue for the fourth quarter and full year driven by strong global demand for our best in class solutions running on our FirePOWER platform and the successful execution of our expanded go-to-market strategy,” said Marty Roesch, interim CEO of Sourcefire. “Our threat-centric approach continues to be the key differentiator for Sourcefire, and our customers are making increasingly larger commitments to us to keep their extended networks safe.”

Financial Summary

•

Total Revenue - Revenue for the fourth quarter of 2012 was $67.4 million compared to $53.2 million in the fourth quarter of 2011, an increase of 27%. Revenue for the year ended December 31, 2012 was $223.1 million compared to $165.6 million for 2011, an increase of 35%.

•

GAAP Net Income - Net income was $2.6 million for the fourth quarter of 2012, or $0.08 per diluted share, on the basis of generally accepted accounting principles (GAAP), compared with GAAP net income of $4.1 million, or $0.14 per diluted share, in the fourth quarter of 2011. GAAP net income for the year ended December 31, 2012 was $5.0 million, or $0.16 per diluted share, compared with GAAP net income of $6.2 million, or $0.21 per diluted share, for 2011.

•

Adjusted Net Income - Adjusted net income for the fourth quarter of 2012, which excludes stock-based compensation expense, amortization of acquisition-related intangible assets and includes an assumed tax rate of 35%, was $8.9 million, or $0.29 per diluted share. This compares to adjusted net income of $7.6 million, or $0.25 per diluted share, in the fourth quarter of 2011, which excludes stock-based compensation expense, amortization of acquisition-related intangible assets and other acquisition-related expenses and includes an assumed tax rate of 35%. Adjusted net income for the year ended December 31, 2012, which excludes stock-based compensation expense, amortization of acquisition-related intangible assets and includes an assumed tax rate of 35%, was $24.9 million, or $0.81 per diluted share. This compares to adjusted net income for 2011, which excludes stock-based compensation expense, amortization of acquisition-related intangible assets and other acquisition-related expenses, and includes an assumed tax rate of 35%, of $16.8 million, or $0.57 per diluted share.

•

Cash and Cash Flow - As of December 31, 2012, the Company’s cash, cash equivalents and investments totaled $204.0 million. Net cash provided by operating activities was $16.6 million in the fourth quarter of 2012 and $42.7 million for the full year 2012. The Company generated free cash flow of $13.8 million in the fourth quarter of 2012 and $33.8 million for the full year 2012.

Recent Company Highlights

Revenue Growth

•	Increased 2012 U.S. commercial revenue to $104.0 million, up 17% over 2011.

•	Increased 2012 international revenue to $74.4 million, up 77% over 2011.

•	Increased 2012 U.S. federal sector revenue to $44.7 million, up 28% over 2011.

Innovation & Recognition

•

Announced it has expanded its FirePOWER™ appliance family performance range with the addition of the 7000 series. The FirePOWER performance range is now from 50 Mbps to 40+ Gbps, the broadest in the industry.

•

Announced the new Advanced Malware Protection for FirePOWER, providing users with unmatched visibility and control of modern threats on the network — from point of entry, through propagation, to post-infection remediation.

•

Announced it has expanded its Advanced Malware Protection offerings to include new Incident Response Professional Services that assist customers in addressing advanced malware challenges. The services enable customers to clearly identify an event, evaluate the risk and determine the most effective approach to remediate. Experienced in incident response techniques, methodology and the actions of malicious code, the Sourcefire Incident Response Team helps customers eliminate uncertainty and make educated decisions for better protection — before, during and after an attack.

First Quarter 2013 Outlook

Based on information as of February 21, 2013, Sourcefire expects revenue for the first quarter of 2013 in the range of $56.0 million to $58.0 million, net income per diluted share in the range of $0.01 to $0.03 and, on an adjusted basis, net income per diluted share in the range of $0.11 to $0.13. Sourcefire’s expectation of adjusted net income per diluted share excludes stock-based compensation expense of $6.4 million to $6.6 million and amortization of acquired intangible assets of approximately $0.3 million and includes an assumed 35% tax rate.

Non-GAAP Measures

To supplement its consolidated financial statements presented in accordance with GAAP, Sourcefire considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP adjusted net income, adjusted net income per share, adjusted income from operations, adjusted income from operations as a percentage of revenue and free cash flow.

Sourcefire uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate its operating and financial performance and to compare such performance to that of prior periods and to the performance of its competitors. The Company also uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. Sourcefire believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to evaluate the Company’s operating and financial performance and trends in its business, consistent with how management evaluates such performance and trends. The Company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although Sourcefire’s non-GAAP financial measures are specific to it and the non-GAAP financial measures of other companies may not be calculated in the same manner.

Adjusted Net Income, Adjusted Net Income per Share, Adjusted Income from Operations and Adjusted Income from Operations as a Percentage of Revenue: In evaluating the operating performance of its business, Sourcefire excludes certain charges and credits that are required by GAAP. These non-GAAP measures exclude (i) stock-based compensation, which does not involve the expenditure of cash, (ii) amortization of acquisition-related intangible assets, which does not involve the expenditure of cash, and (iii) other acquisition–related expenses, which are unrelated to the ongoing operation of the Company’s business in the ordinary course. For 2012 non-GAAP results are adjusted to reflect the effect of an assumed tax rate of 35%. This adjustment is intended to normalize the tax rate and provide a tax rate that approximates the Company’s expected long-term GAAP tax rate.

Free Cash Flow: Sourcefire defines free cash flow as net cash provided by operating activities minus capital expenditures. The Company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and strengthening the balance sheet.

These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call and Webcast

On Thursday, February 21, 2013 at 5:00 p.m. Eastern Time, Sourcefire will host a conference call to review these results. A listen-only web cast of the session will be available at http://investor.sourcefire.com.

Those wishing to participate in the live session should use the following numbers to dial in:

Calling from the United States or Canada: 877-712-7037

Calling from other countries: 253-237-1122

Conference ID number: 86561838

An online replay will be available at http://investor.sourcefire.com following the completion of the live call and will remain available for at least 90 days.

About Sourcefire

Sourcefire, Inc. (NASDAQ: FIRE), a world leader in intelligent cybersecurity solutions, is transforming the way global large- to mid-size organizations and government agencies manage and minimize network security risks. With solutions from a next-generation network security platform to advanced malware protection, Sourcefire provides customers with Agile Security® that is as dynamic as the real world it protects and the attackers against which it defends. Trusted for more than 10 years, Sourcefire has been consistently recognized for its innovation and industry leadership with numerous patents, world-class research, and award-winning technology. Today, the name Sourcefire has grown synonymous with innovation, security intelligence and agile end-to-end security protection. For more information about Sourcefire, please visit www.sourcefire.com.

Sourcefire, the Sourcefire logo, Snort, the Snort and Pig logo, Agile Security and the Agile Security logo, ClamAV, FireAMP, FirePOWER, FireSIGHT and certain other trademarks and logos are trademarks or registered trademarks of Sourcefire, Inc. in the United States and other countries. Other company, product and service names may be trademarks or service marks of others.

Cautionary Language Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include expectations regarding financial results for the first quarter of 2013.

Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Sourcefire, Inc. may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, the fact that the outlook for the first quarter of 2013 could change, and also include, without limitation, those risks and uncertainties described from time to time in the reports filed by Sourcefire, Inc. with the U.S. Securities and Exchange Commission. Sourcefire, Inc. undertakes no obligation to update any forward-looking statements.

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Sourcefire, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Products	$43,313	$33,959	$135,490	$98,166
Technical support and professional services	24,045	19,245	87,600	67,480

Total revenue	67,358	53,204	223,090	165,646

Cost of revenue:
Products	12,973	9,611	40,695	28,368
Technical support and professional services	3,209	2,680	11,321	8,841

Total cost of revenue	16,182	12,291	52,016	37,209

Gross profit	51,176	40,913	171,074	128,437

Operating expenses:
Research and development	10,713	8,849	41,570	33,145
Sales and marketing	25,396	19,009	86,759	64,589
General and administrative	10,242	5,258	28,194	19,709
Depreciation and amortization	1,514	1,059	5,187	3,917

Total operating expenses	47,865	34,175	161,710	121,360

Income from operations	3,311	6,738	9,364	7,077
Other income (expense), net	22	(252)	20	(351)

Income before income taxes	3,333	6,486	9,384	6,726
Provision for income taxes	701	2,352	4,357	536

Net income	$2,632	$4,134	$5,027	$6,190

Net income per share - basic	$0.09	$0.14	$0.17	$0.22
Net income per share - diluted	$0.08	$0.14	$0.16	$0.21

Weighted average shares outstanding used in computing per share amounts:
Basic	30,203,709	28,912,772	29,787,100	28,607,013
Diluted	31,246,472	29,907,917	30,929,210	29,529,525

Stock-based compensation expense for the three and twelve months ended December 31, 2012 and 2011 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cost of revenue (product)	$154	$72	$480	$273
Cost of revenue (services)	249	157	863	514

Stock-based comp expense included in cost of revenue	403	229	1,343	787
Research and development	1,630	934	5,507	3,408
Sales and marketing	3,007	1,623	9,966	5,990
General and administrative	5,041	1,311	9,348	4,696

Stock-based comp expense included in operating expenses	9,678	3,868	24,821	14,094

Total stock-based compensation expense	$10,081	$4,097	$26,164	$14,881

Sourcefire, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2012	December 31, 2011
	(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$96,178	$59,407
Investments	107,777	98,407
Accounts receivable, net	77,426	54,914
Inventory	6,880	4,285
Deferred tax assets	13,023	11,339
Prepaid expenses and other current assets	9,043	7,718
Property and equipment, net	15,438	12,233
Goodwill	15,000	15,000
Intangible assets, net	4,456	5,822
Other long-term assets	19,453	14,802

Total assets	$364,674	$283,927

Liabilities
Accounts payable and accrued expenses	$27,783	$23,237
Deferred revenue	90,241	61,570
Other liabilities	1,524	1,263

Total liabilities	119,548	86,070

Stockholders’ Equity
Common stock	30	28
Additional paid-in capital	255,610	213,402
Accumulated deficit	(10,522)	(15,549)
Accumulated other comprehensive income (loss)	8	(24)

Total stockholders’ equity	245,126	197,857

Total liabilities and stockholders’ equity	$364,674	$283,927

Sourcefire, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income	$2,632	$4,134	$5,027	$6,190
Adjustments to reconcile net income to net cash provided by operating activities	14,000	10,889	37,658	8,412

Net cash provided by operating activities	16,632	15,023	42,685	14,602
Net cash used in investing activities	(5,853)	(10,250)	(22,298)	(16,949)
Net cash provided by financing activities	2,111	3,321	16,384	7,344

Net increase in cash and cash equivalents	12,890	8,094	36,771	4,997
Cash and cash equivalents at beginning of period	83,288	51,313	59,407	54,410

Cash and cash equivalents at end of period	$96,178	$59,407	$96,178	$59,407

Sourcefire, Inc.

Reconciliation of Non-GAAP Measures to GAAP

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of adjusted income from operations:
GAAP income from operations	$3,311	$6,738	$9,364	$7,077
Amortization of acquisition-related intangible assets	342	252	1,368	1,008
Other acquisition-related expenses*	—	667	1,436	2,790
Stock-based compensation expense	10,081	4,097	26,164	14,881

Adjusted income from operations	$13,734	$11,754	$38,332	$25,756

Adjusted income from operations as % of total revenue	20.4%	22.1%	17.2%	15.5%

Reconciliation of adjusted net income:
GAAP net income	$2,632	$4,134	$5,027	$6,190
Stock-based compensation expense	10,081	4,097	26,164	14,881
Amortization of acquisition-related intangible assets	342	252	1,368	1,008
Other acquisition-related expenses**	—	781	1,436	3,246
Tax credit for research and experimentation	—	—	—	(2,001)
Income tax adjustment***	(4,113)	(1,714)	(9,066)	(6,514)

Adjusted net income	$8,942	$7,550	$24,929	$16,810

Adjusted net income per share - basic	$0.30	$0.26	$0.84	$0.59
Adjusted net income per share - diluted	$0.29	$0.25	$0.81	$0.57

Weighted average number of shares - basic	30,203,709	28,912,772	29,787,100	28,607,013
Weighted average number of shares - diluted	31,246,472	29,907,917	30,929,210	29,529,525

*	Includes the accrual of retention obligations related to the hiring of former Immunet employees and other acquisition-related costs.
**	Includes the accrual of retention obligations related to the hiring of former Immunet employees, the increase in the fair value of acquisition-related contingent consideration and other acquisition-related costs.
***	Income tax adjustment is used to adjust the GAAP provision for income taxes to a Non-GAAP provision for income taxes utilizing an assumed tax rate of 35%.

Reconciliation of net cash provided by operating activities to free cash flow:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net cash provided by operating activities	$16,632	$15,023	$42,685	$14,602
Purchase of property and equipment	(2,786)	(2,167)	(8,935)	(6,511)

Free cash flow	$13,846	$12,856	$33,750	$8,091

Sourcefire, Inc.

Supplemental Operating Data

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Number of deals in excess of $500,000	25	28	76	68
Number of deals in excess of $100,000	127	126	406	333
Number of new customers	162	171	452	452
Percentage of channel-influenced deals	56%	59%	46%	51%
Total channel partners	738	576
Number of full-time employees at end of period	599	451

Revenue Composition by Geography:
United States	61%	74%	67%	75%
International	39%	26%	33%	25%

Total	100%	100%	100%	100%

Revenue Composition by Business Distribution:
Existing customer product revenue	32%	31%	36%	35%
New customer product revenue	32%	33%	25%	24%
Services revenue	36%	36%	39%	41%

Total	100%	100%	100%	100%